Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-232234, 333-237220, 333-254454, 333-263194, 333-270662, and 333-277531 on Form S-8 and No. 333-279338 on Form S-3ASR of our reports dated February 27, 2025 relating to the financial statements of Akero Therapeutics, Inc. and the effectiveness of Akero Therapeutics, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Morristown, NJ

February 27, 2025